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                                                                    Exhibit 23.4

                        Consent of Independent Auditors

The Board of Directors
TV Guide, Inc.:

   We consent to the use of our reports incorporated herein by reference and to the reference to our Firm under the heading "Experts" in this joint proxy statement/prospectus.

KPMG LLP

Denver, Colorado
February 8, 2000